UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2023

SIGMA ADDITIVE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2023, Sigma Additive Solutions, Inc. (“we,” “us,” “our,” “Sigma” or the “company”) entered into an Asset Purchase Agreement with Divergent Technologies, Inc., or Divergent, pursuant to which have agreed to sell to Divergent, and Divergent has agreed to purchase from us, certain assets consisting primarily of patents, software code and other intellectual property for a purchase price of $1,626,242, including a $37,000 earnest-money deposit previously paid to us by Divergent.

The closing under the Asset Purchase Agreement is expected to occur subsequent to the closing or termination of our previously announced acquisition of NextTrip Holdings, Inc. The parties’ respective obligations to close are subject to the accuracy of the parties’ respective representations and warranties and performance of their respective covenants and satisfaction or waiver of other customary conditions specified in the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary representations and warranties which will survive for one year following the closing. The Asset Purchase Agreement also contains restrictive covenants regarding the conduct of our business pending the closing.

In the interim, between the signing date and closing date or termination of the Asset Purchase Agreement, we have granted Divergent a non-exclusive, non-transferable, non-sublicensable (except to Divergent customers and affiliates), limited, irrevocable (except in connection with the termination of the Asset Purchase Agreement in certain circumstances as described below), worldwide, royalty-free license to the “Licensed IP” (as defined) for testing, evaluation, and commercialization purposes.

The Asset Purchase Agreement may be terminated by (i) mutual agreement of parties, (ii) by us if Divergent does not pay the purchase price of the assets or otherwise does not comply with the Asset Purchase Agreement, (iii) by Divergent if we fail to provide specified deliverables or otherwise breach our covenants set forth in the Asset Purchase Agreement, or the closing date does not occur by January 31, 2024. The earnest-money deposit is to be refunded promptly following the termination of the Asset Purchase Agreement for any reason. The license of the Licensed IP under the Asset Purchase Agreement may be revoked by us solely in the event of Buyer’s termination of the Asset Purchase Agreement or failure to purchase the assets as of the closing date in bad faith, termination of the Asset Purchase Agreement as described in clause (iii), above, or our termination of the Asset Purchase Agreement as described in clause (ii), above. The parties agree in the Asset Purchase Agreement that upon any revocation of such license, they will negotiate terms regarding continuation of such license in good faith.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On October 13, 2023, Sigma issued a press release announcing the signing of the Asset Purchase Agreement, the text of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in this Item 7.01. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement dated as of October 6, 2023 between Sigma Additive Solutions, Inc. and Divergent Technologies, Inc.
99.1	Press release of October 13, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2023	SIGMA ADDITIVE SOLUTIONS, INC.

	By:	/s/ Jacob Brunsberg
	Name:	Jacob Brunsberg
	Title:	President and Chief Executive Officer